Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$10,340,883
Unrealized Gain (Loss) on Market Value of Futures	(4,037,502)
Dividend Income	786
Interest Income	424
ETF Transaction Fees	1,050
Total Income (Loss)	$6,305,641

Expenses
Investment Advisory Fee	$67,406
Brokerage Commissions	7,502
NYMEX License Fee	2,880
Non-interested Directors' Fees and Expenses	999
SEC & FINRA Registration Expense	775
Prepaid Insurance Expense	435
Other Expenses	14,477
Total Expenses	$94,474
Net Gain (Loss)	$6,211,167

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/11	$135,216,063
Withdrawals (300,000 Units)	(15,608,180)
Net Gain (Loss)	6,211,167

Net Asset Value End of Period	$125,819,050
Net Asset Value Per Unit (2,400,000 Units)	$52.42

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502